UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                                                                                       October 14, 2008

INTERNATIONAL CONSOLIDATED COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Florida                                                                                                                      050742                                                                                                  02-0555904
(State or other jurisdiction of incorporation)                                      (Commission File Number)                                             (IRS Employer Identification No.)

2100 19th Street, Sarasota, FL                                                                                                                          34234
(Address of principal executive offices)                                                                                                              (Zip Code)

Issuer’s telephone number including Area Code                                                                                                                                                       (941) 330-0336

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;  Appointment of Principal Officers.

The Company has hired Neil Levine as its Chief Financial Officer.  Mr. Levine is an accountant with our former independent auditor Bagell, Josephs, Levine & Co. since 1998.

Mr. Levine has spent over 24 years in public accounting.  His experience includes consulting for both privately held and public companies to help them achieve their financial goals.

Mr. Levine has experience performing audits under generally accepted accounting principles, other comprehensive methods of accounting, and engagements under governmental accounting standards.  He has performed HUD audits, single audits and certain audits of Programs and Grants.  He has also developed and performed audits of internal controls of various companies.  Mr. Levine also has extensive experience in financial and tax planning, negotiating mergers, acquisitions, arranging bank financing, and developing marketing strategies.  He has served both developmental and emerging companies as well as old-line businesses.

A graduate of Muhlenberg College with a Bachelor of Arts in Accounting, Mr. Levine is a member of the American Institute of Certified Public Accountants (AICPA), Pennsylvania Institute of Certified Public Accountants (PICPA), and is licensed in the states of New Jersey, Pennsylvania, Florida and Connecticut.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:
Date: October 14, 2008                                                                         INTERNATIONAL CONSOLIDATED
COMPANIES, INC.

By: /S/ Antonio F. Uccello, III
Antonio F. Uccello, III, President
and Chief Executive Officer